SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               ___________________


                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                 March 31, 1995

                               ___________________


                               HOWELL CORPORATION

             (Exact name of registrant as specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)



     1-8704                                          74-1223027
     (Commission File Number)           (I.R.S. Employer Identification No.)



     1111 Fannin, Suite 1500, Houston, Texas             77002
     (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:  (713) 658-4000

Item 2.  Acquisition or Disposition of Assets

On March 31, 1995, Howell Crude Oil Company (including its recently formed subsidiaries, "HCOC"), a wholly-owned subsidiary of Howell Corporation ("Howell"), acquired from Exxon Pipeline Company ("Exxon") two interstate crude oil pipeline systems and one intrastate crude oil pipeline system. The interstate pipeline systems are located in Florida/Alabama ("Jay System") and Mississippi/Louisiana ("Ms System"). The intrastate system is located in Texas ("Texas System"). Collectively, the purchase of these pipelines and related assets comprise the "Exxon Transaction".

The Texas System consists of a 555-mile pipeline system extending from Groesbeck, Texas, south to Texas City, Texas, and tanks for crude oil storage with a total capacity of approximately 1.9 million barrels. The Jay System consists of a 90-mile pipeline system that extends west from Santa Rosa County, Florida, to Mobile County, Alabama, and includes tanks with approximately 0.2 million barrels of storage capacity. The Ms System consists of a 230-mile pipeline system extending from Jones County, Mississippi, to Baton Rouge, Louisiana, and includes storage capacity of approximately 0.2 million barrels.

The total negotiated purchase price paid to Exxon for the Exxon Transaction was $63.5 million. Of this amount, $6.3 million of the purchase price was paid as a deposit in February 1995 and the remainder at closing of the Exxon Transaction.

Howell financed the deposit made in February 1995 under its existing Credit Facility. A description of this Credit Facility is located in Note 5 of Notes to Consolidated Financial Statements in Howell's Form 10-K for the year ended December 31, 1994. The cash requirement at closing of the Exxon Transaction of $57.2 million was financed under a new credit facility among HCOC and Bank One Texas, N.A., Bank of Montreal, Compass Bank - Houston and Den norske Bank AS (the "HCOC Credit Facility"). The HCOC Credit Facility also replaces the LC Facility as described in Note 5 of Notes to Consolidated Financial Statements in Howell's Form 10-K for the year ended December 31, 1994. The HCOC Credit Facility provides for a term loan of $57.5 million payable in quarterly installments over a maximum of seven years. The term loan provides for interest at a rate selected by Howell of either: (1) a Floating Base Rate (as defined in the HCOC Credit Facility) that is generally the prevailing prime rate, or (2) a rate based on LIBOR. Additionally, the HCOC Credit Facility provides for the issuance of letters of credit in the aggregate not to exceed the lesser of the commitment of $15 million or the Borrowing Base, as defined in the HCOC Credit Facility.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

As allowed in the rules to Form 8-K, the required financial statements of the businesses acquired are not included in this filing as it is impractical to include such financial statements at this time. The Registrant expects to file such financial statements no later than May 26, 1995.

(b)  Pro forma financial information

As allowed in the rules to Form 8-K, the pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X is not included in this filing as it is impractical to include such pro forma information at this time. The Registrant expects to file such pro forma information no later than May 26, 1995.

(c)  Exhibits

2(a) Purchase and Sale Agreement between Exxon Pipeline Company and Howell Crude Oil Company dated as of February 22, 1995.

2(b) First Amendment to Purchase and Sale Agreement by and among Exxon Pipeline Company and Howell Crude Oil Company, Howell Pipeline USA, Inc., and Howell Pipeline Texas, Inc., dated as of March 31, 1995.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HOWELL CORPORATION
                                      (Registrant)




Date:  April 17, 1995                  By     /s/ Paul W. Funkhouser
                                       Paul W. Funkhouser
                                       President and Chief Operating Officer